EX-28.g.1.n

AMENDMENT TO GLOBAL CUSTODY AGREEMENT

This Amendment (this “Amendment”) to the Global Custody Agreement dated April 4, 2003, as amended (the “Agreement”) by and between JPMORGAN CHASE BANK, N.A. (“J.P. Morgan”), as successor-in-interest to J.P. Morgan Investor Services Co,, and NATIONWIDE VARIABLE INSURANCE TRUST (the “Customer”), as successor-in-interest to Gartmore Variable Insurance Trust and on behalf of each Fund on the Fund List (each, a “Fund”) is entered into and made effective as of May 8, 2020 (the “Effective Date”) by J.P. Morgan and the Customer, on behalf of each Fund.

W I T N E S S E T H :

WHEREAS, the parties entered into the Agreement pursuant to which J.P. Morgan was appointed to provide custodial and other services; and

WHEREAS, J.P. Morgan and Customer wish to revise and update the list of funds of the Customer that are receiving services pursuant to the Agreement, as of the Effective Date.

NOW THEREFORE, in consideration of the mutual agreements contained herein, J.P. Morgan and Customer, on behalf of each Fund, hereby agree as follows:

1.	Definitions. Terms in the Agreement shall, save to the extent that the context otherwise requires, bear the same respective meanings in this Amendment.

2.	Amendments. The Agreement shall be amended as follows:

(a)	The Fund List to the Agreement is deleted in its entirety and hereby replaced with the new Fund List set forth in Exhibit I to this Amendment.

(b)	Save as varied by this Amendment, the Agreement is confirmed and shall remain in full force and effect.

3.

Representations. Each party represents to the other parties that all representations contained in the Agreement are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4.

Entire Agreement. This Amendment and the Agreement, and any documents referred to in each of them, constitute the complete understanding and agreement of the parties with respect to the subject matter hereof and supersede and extinguish any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Agreement then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the parties. ·

5.

Counterparts. This Amendment may be executed in counterparts, which together shall constitute one and the same instrument. Each party may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by all parties.

6.

Law and Jurisdiction. This Amendment will be governed by and construed in accordance with the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized representatives, effective as of the Effective Date.

NATIONWID VARIABLE INSURANCE TRUST,		JPMORGAN CHASE BANK, N.A.
on behalf of each Fund on the Fund List

By:	/s/ Dave Majewski	By:	/s/ Carl Mehldau

Name:	Dave Majewski	Name:	Carl Mehldau

Title:	Dave Majewski	Title:	Vice President

EXHIBIT I

FUND LIST

to

Global Custody Agreement

Fund Name

NVIT Mellon Dynamic U.S. Equity Income Fund

American Funds NVIT Asset Allocation Fund

American Funds NVIT Bond Fund

American Funds NVIT Global Growth Fund

American Funds NVIT Growth Fund

American Funds NVIT Growth-Income Fund

BlackRock NVIT Managed Global Allocation Fund

Blackrock NVIT Equity Dividend Fund

Doubleline NVIT Total Return Tactical Fund

Federated NVIT High Income Bond Fund

NVIT DFA Capital Appreciation Fund

NVIT DFA Moderate Fund

Neuberger Berman NVIT Multi Cap Opportunities Fund

NVIT Newton Sustainable U.S Equity Fund

NVIT Bond Index Fund

NVIT Blueprint Aggressive Fund

NVIT Blueprint Balanced Fund

NVIT Blueprint Capital Appreciation Fund

NVIT Blueprint Conservative Fund

NVIT Blueprint Moderate Fund

NVIT Blueprint Moderately Aggressive Fund

NVIT Blueprint Moderately Conservative Fund

NVIT Blueprint Managed Growth Fund

NVIT Blueprint Managed Growth & Income Fund

NVIT Core Bond Fund

NVIT Core Plus Bond Fund

NVIT Developing Markets Fund

NVIT Emerging Markets Fund

NVIT Government Bond Fund

NVIT Government Money Market Fund

NVIT International Equity Fund

NVIT International Index Fund

NVIT Investor Destinations Aggressive Fund

NVIT Investor Destinations Balanced Fund

NVIT Investor Destinations Capital Appreciation Fund

NVIT Investor Destinations Conservative Fund

NVIT Investor Destinations Moderate Fund

NVIT Investor Destinations Moderately Aggressive Fund

NVIT Investor Destinations Moderately Conservative Fund

NVIT Investor Destinations Managed Growth Fund

NVIT Investor Destinations Managed Growth & Income Fund

NVIT iShares Global Equity ETF Fund

NVIT iShares Fixed Income ETF Fund

NVIT Mellon Dynamic U.S. Core Fund

NVIT Managed American Funds Asset Allocation Fund

NVIT Managed American Funds Growth-Income Fund

NVIT Mid Cap Index Fund

NVIT AllianzGI International Growth Fund

NVIT Multi-Manager International Value Fund

NVIT Jacobs Levy Large Cap Growth Fund

NVIT Multi-Manager Large Cap Value Fund

NVIT Wells Fargo Discovery Fund

NVIT Multi-Manager Mid Cap Value Fund

NVIT Multi-Manager Small Cap Growth Fund

NVIT Multi-Manager Small Cap Value Fund

NVIT Multi-Manager Small Company Fund

Amundi NVIT Multi Sector Bond Fund

NVIT AQR Large Cap Defensive Style Fund

NVIT Real Estate Fund

NVIT S&P 500 Index Fund

NVIT Short Term Bond Fund

NVIT Small Cap Index Fund

NVIT Columbia Overseas Value Fund

NVIT GS Large Cap Equity Insights Fund

NVIT GS Small Cap Equity Insights Fund

NVIT GS International Equity Insights Fund

NVIT GS Emerging Markets Equity Insights Fund

NVIT J.P. Morgan Mozaic Multi Asset Fund

NVIT J.P. Morgan Disciplined Equity Fund

NVIT U.S. 130/30 Equity Fund